SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2016

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-119848	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Richmond Street West, Suite 310 Toronto Ontario, Canada	M5H-2L3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-878-3377

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

As previously disclosed, we acquired from Kashif Khan, our COO and director, colored diamonds with a wholesale value of $4,000,000 (the “Assets”) pursuant to a Diamond Purchase Agreement. We had indicated in a press release dated January 25, 2016, that the Assets were insured by Lloyds of London. We are filing this Current Report on Form 8-K to clarify that the Assets were not insured by Lloyds of London, but rather, Jewelers Mutual Insurance Company insured the Assets at the time. This policy with a coverage of $6,000,000 on the Assets held at 1101-21 Dundas Sq. Toronto, ON MB51B7 is attached hereto as Exhibit 99.1.

When discussing the policy, Khan misinterpreted which company would be the underwriter of the insurance in a conversation with the insurance broker that put the policy together. Lloyds of London never insured the Assets. The attached policy is still in effect as of the date of this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Insurance Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ Nataliya Hearn

Nataliya Hearn
ChiefExecutive Officer

Date: Febuary 29, 2016

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